Exhibit 99.4

SMTC Corporation www.smtc.com investorrelations@smtc.com	NEWS RELEASE Nasdaq: SMTX Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

Monday, June 6, 2005

SMTC Status of Nasdaq Stock Market Listing

TORONTO – June 6, 2005 — SMTC Corporation(1) (Nasdaq: SMTX, TSE: SMX), a global provider of electronics manufacturing services, reported it has received a notice from The Nasdaq Stock Market that its common stock has failed to maintain a minimum bid price of $1.00 per share over a period of 30 consecutive trading days, as required by Nasdaq’s Marketplace Rules. Nasdaq has provided SMTC with a grace period of 180 calendar days, or until November 28, 2005, to regain compliance with this requirement or be delisted from trading on The Nasdaq National Market. To regain compliance, SMTC’s common stock must achieve a minimum closing bid price of $1.00 for at least ten consecutive trading days. If SMTC is unable to come into compliance with the bid price requirement by November 28, 2005, Nasdaq Listing Qualifications will provide written notification that SMTC’s common stock will be delisted, which the Company may appeal to a Listing Qualifications Panel. SMTC continues to monitor the bid price for its common stock between now and November 28, 2005. In the event the stock does not attain the level required to remedy the listing deficiency, SMTC’s Board of Directors will consider options to achieve compliance.

“We remain committed to driving shareholder value through improved performance,” said Jane Todd, Senior Vice President, Finance and Chief Financial Officer of the Company. “Our transformation of SMTC is on track and we believe we are making headway in a very competitive marketplace. As we stated with the release of our Q1 results, we continue to believe that Q4 of 2004 will be our low point in revenue and in Q1 of 2005 we showed a marginal increase in revenue in a quarter that is typically soft for the EMS industry and the Company. Our expectations are to continue to grow. Compared to the growth in Q1 of 2005, we expect more significant growth in the second quarter. We also expect to improve our bottom line results.”

more…

About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin; Boston, Massachusetts; San Jose, California; Toronto, Canada; and Chihuahua, Mexico with a third party facility in Chang An, China. SMTC offers technology companies and electronics OEMs a full range of value-added services. SMTC supports the needs of a growing, diversified OEM customer base primarily within the industrial, networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Jane Todd

Senior Vice President Finance and Chief Financial Officer

(905) 479-1810

jane.todd@smtc.com

###